SEVERANCE AGREEMENT


     THIS SEVERANCE AGREEMENT ("Agreement") is made and entered into as of the 25th day of July, 1998, by and between Casey's General Stores, Inc., an Iowa corporation (the "Company"), and Douglas K. Shull, an individual residing in Indianola, Iowa ("Shull").

     WHEREAS, the Company has been offered and has determined to accept Shull's resignations from participation in the active management of the Company as a member of the Board of Directors and as Treasurer and the parties wish to provide for an orderly transition of Shull's duties to others.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

     1. RESIGNATION AS TREASURER. Shull acknowledges that his execution of this Agreement constitutes his formal written resignation from his current position as Treasurer of the Company effective as of the date hereof (the "Effective Date"), and that the Company's execution of this Agreement constitutes its acceptance of his resignation. As of the Effective Date, Shull shall be immediately and completely relieved of any and all duties and responsibilities formerly assigned to him in his capacity as Treasurer of the Company. Except as provided herein, all privileges of Shull's current position as Treasurer of the Company shall cease as of the Effective Date. Shull and the Company further agree that the Amended and Restated Employment Agreement dated October 24, 1997 between Shull and the Company (the "Employment Agreement") shall be of no further force or effect from and after the Effective Date, and that the rights, responsibilities, duties and obligations of the Company and Shull set forth therein shall be terminated contemporaneously herewith.

     2. RESIGNATION AS DIRECTOR AND WITHDRAWAL OF NOMINATION. Shull acknowledges that his execution of this Agreement constitutes his formal written resignation from his current positions as a member of the Board of Directors of (i) the Company and (ii) Casey's Marketing Company, each as of the Effective Date, and that the Company's execution of this Agreement constitutes its acceptance of his resignation. As of the Effective Date, Shull shall be immediately and completely relieved of any and all duties and responsibilities in his capacity as a member of the Board of Directors of the Company and Casey's Marketing Company. The Company shall promptly withdraw its nomination of Shull as a director of the Company for the coming year, and Shull agrees not to stand for election or permit himself to be


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nominated as a director of the Company at the Annual Meeting of shareholders on
September 18, 1998.

         3.       PAYMENTS TO SHULL.

     (a) In consideration of the terms hereof, the Company agrees to pay Shull, and Shull agrees to accept, the following payments:

     (i) Commencing on September 1, 1998, and extending until Shull's death and, following his death, to his surviving spouse, if any, until the earlier of (i) the expiration of the period ending on September 1, 2018, or (ii) the death of his spouse, an annual payment of Seventy Five Thousand Dollars ($75,000) in equal monthly installments payable on the first day of each month.

     (ii) Shull's present salary through August 31, 1998.

     (iii) On August 31, 1998, Thirty Thousand Dollars ($30,000), an amount equal to one-third (1/3) of the highest annual bonus distributed to Shull during the three preceding fiscal years.

     (iv) On August 31, 1998, an amount equal to the current value to Shull of thirty (30) days of unused vacation.

(b) In the event of a Change of Control (as defined in the Employment Agreement) of the Company, Shull shall have the right at any time thereafter to demand that the present value of the remaining annual payments described in Section 3(a)(i) be calculated and paid to him, with such payment to be made by the Company within thirty (30) days of the date of his written demand for the same. For this purpose, the present value of the remaining payments shall be calculated using a discount rate equal to the sum of (i) the yield of a U.S. Treasury security having a maturity comparable to the remaining number of years that such payments are to be made to Shull, plus (ii) three hundred basis points. Following any Change of Control, the Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which Shull may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others (including Shull) of the validity or enforceability of, or liability under, any provision of this Agreement, plus interest


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     at the  applicable  federal rate provided for in Section  7872(f)(2) of the
     Internal Revenue Code of 1986.

(c) Shull acknowledges that the payments set forth above shall fully compensate him for any and all sums owed to him by the Company in respect of the Employment Agreement, the Company's Non- Qualified Supplemental Executive Retirement Plan (the "SERP") and for the releases and obligations contained herein.

         4. OTHER BENEFITS; HEALTH INSURANCE; AND AUTOMOBILE. The Company further agrees with Shull as follows:

(a) During the two-year period following the Effective Date, the Company shall continue benefits to Shull and his spouse at least equal to those then provided by the Company to Shull and other key employees of the Company and their spouses, including but not limited to health and life insurance coverages.

(b) Notwithstanding Section 4(a) hereof, but subject to any limitations, restrictions, or conditions that shall from time to time be necessary to satisfy the requirements of applicable federal or state laws and regulations, or which may be imposed by virtue of any health insurance plans or coverages provided by the Company with respect to its employees generally, the Company shall use its best efforts to include Shull and his spouse in the group for which the Company seeks health insurance coverages for its employees and to continue at all times to include Shull and his spouse in the Company's group health insurance coverages and provide the same to Shull and his spouse at the current level of employee participation, except to the extent and only until such coverage is or otherwise becomes available to Shull and his spouse under the Medicare program of benefits. In the event Shull or his spouse shall become ineligible for such coverages under the Company's then-current health insurance plans or programs during the term hereof, the Company shall so inform Shull and shall commence the monthly payment to Shull of One Thousand Two Hundred Dollars ($1,200), with such payments continuing until such coverage is or otherwise becomes available to Shull and his spouse under the Medicare program of benefits or under a subsequent Company plan of insurance. The Company agrees that it shall not dispute any such ineligibility is a "qualifying event" under COBRA. Upon request of Shull from time to time, the


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Company will inform  Shull in writing of its  understanding  of the  eligibility status of Shull and Shull's spouse under the Company's group health insurance coverages, and shall provide Shull with such other information as he may reasonably request with respect to the insurance coverage, including the name of the relevant company and agent or broker involved.

(c) To the extent permitted by applicable law and the administrator of the Company's existing 401(k) plan, Shull may cause any eligible portion of the payments described in Section 3 hereof to be deposited and maintained in his account with said plan.

(d) Nothing herein shall affect any rights Shull may have under any stock option agreements with the Company.

(e) Shull shall have the opportunity until August 31, 1998 to purchase the automobile he is presently using at the wholesale price thereof, as reasonably determined by the Company. Shull acknowledges his personal and detailed knowledge of said automobile and its present condition, and agrees that any purchase of the same by him shall be on an "as is" basis and with all faults. In the event Shull determines to purchase said automobile, Shull agrees to execute a bill of sale and any other documents necessary to accomplish the transfer of ownership of said automobile, all in the manner and form reasonably requested by the Company. If Shull does not determine to purchase said automobile, Shull shall return the same to the Company on August 31, 1998 in its present condition, ordinary wear and tear excepted.

     5. CONSULTING SERVICES. During the period between the Effective Date and August 31, 1998, Shull agrees to hold himself available at the reasonable request of the Company to consult with the officers, directors and other representatives of the Company with respect to the preparation of the Company's financial statements and Form 10-Q for the fiscal quarter ending July 31, 1998 and the transition of his successor as Treasurer.

     6. CONFIDENTIALITY. During the two-year period following the Effective Date hereof, Shull shall not directly or indirectly reveal to sources or organizations outside the Company, without the prior written consent of the Company, any matters, details, information, knowledge, or data concerning the business, operation or management of Company which shall have been obtained by Shull during his


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     employment  by the  Company  and which  shall not have been or be  publicly disclosed in writing by the Company or which is not otherwise publicly available. Nothing herein, however, shall prevent Shull from responding to the requirements of legal process. In the event of any breach by Shull of the covenant set forth in this Section, Shull shall repay upon demand by the Company any and all sums he has received pursuant to Section 3 hereof and the Company's obligation to make any further payments to Shull shall thereupon be discharged and terminated in full and be of no further force or effect.

     7. RESTRICTIVE COVENANT. During the two-year period following the Effective Date hereof, Shull shall not directly or indirectly associate with, participate in or render service to, whether as an employee, officer, director, consultant, independent contractor or otherwise, any organization that is engaged in the business of the sale of gasoline and groceries in competition with the Company, and he shall not himself engage in any such business on his own account. In the event of any breach by Shull of the covenant set forth in this Section, Shull shall repay upon demand by the Company any and all sums he has received pursuant to Section 3 hereof and the Company's obligation to make any further payments to Shull shall thereupon be discharged and terminated in full and be of no further force or effect.

         8.       RELEASES.

(a) Other than claims based upon a breach of this Agreement or affirmative defenses or counterclaims that Shull may have in connection with claims brought by the Company pursuant to Section 8 (c), Shull acknowledges and agrees that the execution of this Agreement shall constitute a full, complete and final release and discharge by Shull of any and all claims against the Company and its directors, officers, attorneys, insurers, employees and their heirs, executors, administrators, successors and assigns, from any and all claims or demands, whether known or unknown, that Shull may have based on his employment with the Company, the Employment Agreement, the SERP or the severance of his employment as Treasurer. This includes, but is not limited to, a full release of any rights or claims Shull may have under the Federal Age Discrimination in Employment Act, the Federal Civil Rights Act, the Iowa Civil Rights Act, or any other federal, state or local laws, ordinances, regulations or Executive Orders prohibiting employment discrimination. This also includes a release by Shull of any claims for attorneys' fees, wrongful discharge, or claims based upon tort or contract, statute or common law. This release covers both claims that Shull knows about and those that he may not know about, and is


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     binding  upon him and his  dependents,  representatives,  successors, heirs and assigns.

(b) If Shull breaches the covenant set forth in Section 8(a) of this Agreement and files a claim, charge, complaint or lawsuit based on any of the legal claims that he has released herein, Shull shall repay upon demand by the Company, any and all sums he has received pursuant to Section 3 hereof and the Company's obligation to make any further payments to Shull shall thereupon be discharged and terminated in full and be of no further force or effect. Shull shall also pay for all reasonable costs incurred by the Company or any released party or entity, including reasonable attorneys' fees, in defending against any such claim.

(c) The Company hereby releases Shull, his successors, heirs and assigns, and agrees to hold him harmless from any and all claims that the Company may have under the Employment Agreement or otherwise arising from Shull's employment by the Company or his service on the Board of Directors; provided, however, that nothing herein is intended or shall be construed to release Shull or hold him harmless from any claims arising from or attributable to (i) any willful and knowing breach or violation by Shull of any Company policy, regulation or written directive, (ii) any violation by Shull of any federal, state or local law (including but not limited to any violation of the federal or state securities laws), or (iii) any intentional material misstatement, omission or misrepresentation made by Shull in connection with his duties as Treasurer of the Company, including but not limited to his participation, approval, preparation or dissemination of any tax return, financial statement, application, license or other permit of or on behalf of the Company or its subsidiaries.

(d) Nothing herein shall affect any rights Shull may have under the Company's articles of incorporation or bylaws, insurance or under applicable law, in each case relating to Shull's service as a director or officer of the Company or its subsidiaries.

         9.       RELIANCE ON OWN COUNSEL AND ACCOUNTANT.

(a) By his execution hereof, Shull acknowledges that he is not relying upon any statement, representation, opinion or advice of the


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Company or of its officers, agents, employees,  attorneys, or anyone else acting on its behalf,  concerning the consequences to Shull of the release set forth in
Section 8 hereof or his receipt of the payments described herein. Shull acknowledges that he has obtained counsel and accountants of his own choosing, with whom he has conferred, and upon whom he is relying exclusively, in evaluating this Agreement and the legal and tax consequences that may result therefrom.

(b) Shull further acknowledges that he and his counsel and accountants have had sufficient time to consider the provisions of this Agreement and have participated in the negotiation of the terms hereof. Shull acknowledges that he has read this Agreement in its entirety, understands it and is voluntarily entering into it.

     10. PRESS RELEASE. The Company and Shull agree to meet and confer regarding the contents of a press release to be disseminated by the Company concerning Shull's resignation prior to such dissemination. Until the Company has publicly released information relating to this Agreement, the Company and Shull agree that each shall not disseminate or communicate in any form, written or oral, to any person, the substance of this Agreement or the terms and conditions hereof. It is recognized that the terms of this confidentiality provision shall not include any discussion Shull may have with his spouse or daughter, or that either Shull or the Company have with their legal representatives or certified public accountants concerning the provisions of this Agreement, provided that they are informed of and bound by this confidentiality agreement. Shull acknowledges and agrees that (i) such information may be considered "material" under the federal securities laws and that any selective dissemination or communication thereof may be prohibited by law and subject him to both civil and criminal penalties and (ii) he will indemnify and hold the Company harmless from any breach by him of the foregoing confidentiality provision.

     11. REFERENCES. The parties agree that all requests for references that are received by employees of the Company (excluding its outside directors) with respect to Shull's employment shall be directed to Donald F. Lamberti for response. In the event Mr. Lamberti shall be unavailable at the time, the Company shall so advise Shull and seek his further direction.

     12. LEGAL FEES. The Company agrees to pay Shull, on August 31, 1998, an amount equal to the legal fees incurred by Shull in connection with this Agreement, upon submission to the Company of appropriate invoices with respect thereto, but in no event in excess of Five Thousand Dollars ($5,000.00).


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     13.  WITHHOLDING.  The Company may withhold from any amounts  payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     14. NO ASSIGNMENT. Neither party may assign or otherwise transfer its interest in or obligations under this Agreement or any of the payments described herein, except as contemplated by this Agreement, without the prior written consent of the other party.

     15. WAIVER. The failure of either Shull or the Company to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement, shall not be viewed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition, but rather the obligations of both parties with respect to this Agreement shall continue in full force and effect.

     16. NOTICES. Any and all notices provided for in this Agreement shall be deemed given or delivered on the date of receipt thereof by the party receiving such notice. Any and all such notices shall be directed as follows: If the Company, Casey's General Stores, Inc., One Convenience Blvd., Ankeny, Iowa 50021, Attention: President; and if to Shull, to his residence in Indianola, Iowa or to such other address as may be designated by him.

     17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon any successor or successors of the Company and further shall be binding upon and inure to the benefit of Shull and his spouse.

     18. AMENDMENTS. No change, amendment or modification of this Agreement shall be valid unless the same be in writing and signed by the Company and Shull.

     19. CONSTRUCTION. This Agreement shall be deemed to be made in the State of Iowa and shall be governed by the laws of the State of Iowa.

     20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument with the same force and effect as if both parties had executed the same document.




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     IN WITNESS WHEREOF, the respective parties have caused this Agreement to be executed on the day and year first above written.


                                            CASEY'S GENERAL STORES, INC.



                                    By:     /s/ Ronald M.  Lamb
                                            ------------------------------------
                                            Ronald M.  Lamb, President And Chief
                                            Executive Officer

ATTEST:



By:      /s/ John G.  Harmon
         -------------------------------------
         John G.  Harmon, Corporate Secretary




                                            /s/ Douglas K.  Shull
                                            -----------------------------------
                                            Douglas K.  Shull




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